Exhibit 99

[TSYS (sm) Logo]  News Release

For Immediate Release

Contacts:
James B. Lipham                         Leo S. Berard
Chief Financial Officer                 Investor Relations
706.649.2262                            706.649.5220

        TSYS Reports 22.3% Increase in Net Income for First Quarter 2002
                    International Revenue Up 88.1% Over 2001

Columbus, Ga., April 15, 2002 -- TSYS(R) today announced its financial results for the first quarter of 2002 were in line with the Company's forecast.

         Net income for the first quarter of 2002 increased 22.3% to $26.9 million, up from $22.0 million in the same period last year. Basic and diluted earnings per share for the first quarter increased to $0.14, up from $0.11 one year ago. Revenue for the quarter ending March 31, 2002, was $223.8 million, an increase of 3.8%, compared with revenue of $215.7 million one year ago. Revenue for the first quarter of 2002, excluding the amounts for reimbursable charges such as postage and courier charges, would have been $166.8 million, an increase of 8.9%, compared to a year ago.

         "We are pleased to report our financial results for the first quarter of 2002. For the quarter, our international revenue was up 88.1% over the first quarter in 2001. The growth in international revenue is attributable to our European expansion. As a result of our prior successes and the infrastructure we have in place, we believe we have the right business platform to further expand our European reach. On the domestic front, we converted 12 million accounts of the Charming Shoppes' retail card portfolio and continued to focus on expense control during the quarter," said Richard W. Ussery, chairman of the board and CEO of TSYS.

         "2002 is an extremely challenging year for TSYS. Our forecast for the year includes potential revenue from both prospective and existing clients, and also an intense focus on aggressive expense control. Against this backdrop, we remain cautiously optimistic that TSYS can achieve its goal of growing net income by 20% in 2002 over 2001. Adverse developments with respect to any of these matters could cause us to fall short of our goal of growing net income by 20% in 2002," Ussery said.

         "We continue to believe that the long-term opportunities for TSYS are tremendous and we have the best prospect list that we have ever had in the history of the company. Though the decision-making process of prospective clients has been extended in some cases in the wake of economic uncertainty, we believe that, in general, decision-making processes and timelines are beginning to return to normal. Even though we remain confident in signing these prospects,

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TSYS Announces 22.3% Increase in First Quarter 2002 Earnings/Page 2of 6


any further delay will result in TSYS not being able to achieve some of its financial goals for 2003," Ussery said.

         "We have the best technology, people and service in the industry to grow our core business, on both the domestic and international fronts. We also have the opportunity to make acquisitions to diversify our revenue stream that will build the foundation for even greater future growth -- it is an exciting time at TSYS," Ussery said.

         As a result of the Financial Accounting Standards Board's (FASB) Staff Announcement Topic D-103, "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred," TSYS was required to include reimbursements received for out-of-pocket items such as postage and courier charges in its consolidated statements of income. Comparative financial statements for prior periods have also been reclassified to provide consistent presentation. Included in this press release is a supplemental schedule for the previous four quarters with the reclassification.

         After reviewing TSYS' segment disclosure, management has decided to revise its segment disclosure and realign the segments along geographic areas because TSYS regularly evaluates segments on a geographic basis in deciding how to allocate resources and in assessing performance. Included in this press release is a supplemental schedule for the previous four quarters with the new segment reclassification.

         TSYS will host a quarterly earnings conference call at 4:15 p.m. EDT, April 15, 2002. The conference call can be accessed at www.tsys.com by clicking on the listed item within the Highlights section of the home page. The replay will be archived for 90 days and will be available 30-45 minutes after the call.

About TSYS

         TSYS (NYSE: "TSS") (www.tsys.com) brings integrity and innovation to the world of electronic payments. TSYS serves as the integral link between buyers and sellers in the rapidly evolving universe of electronic payments. With more than 229 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, stored value, commercial, chip and retail cards any time, anywhere through any medium or portal. TSYS and its family of companies offer a full range of acquiring and issuing services from accepting and settling electronic payments for goods and services to credit applications, bankruptcy and collections. Based in Columbus, Ga., TSYS serves companies in 23 countries, 14 currencies and four languages. TSYS maintains operations in Canada, Mexico, Japan and Europe and is an 81.1-percent-owned subsidiary of Synovus (NYSE: "SNV") (www.synovus.com ), No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2002. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in net income for the year 2002, expected growth in net income for the years 2001-2003, expected growth in new business in the United States, Europe and Asia, and the assumptions underlying such statements, including TSYS' expected increases in revenues, increases in revenues attributable to international clients, increases in net income and the expected increases in the number of accounts on file for 2001 through 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those


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TSYS Announces 22.3% Increase in First Quarter 2002 Earnings/Page 3 of 6


contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, adverse developments with respect to TSYS' sub-prime clients; lower than anticipated internal growth rates for TSYS' existing customers; TSYS' inability to control expenses and increase market share; TSYS' inability to successfully bring new products and services to market, including, but not limited to, stored value products, e-commerce products and other processing services; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients; TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS' inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that would impact TSYS' or its major customers' operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; revenues generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.




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

TSYS Announces First Quarter 2002 Results
Page 4 of 6

                                      TSYS

                              Financial Highlights

                     (In thousands, except per share data)


                                               -------------------------------------------
                                                              Three months ended
                                                                   March 31,
                                               -------------------------------------------
                                                                                Percentage
                                                       2002             2001      Change
                                               ---------------  --------------  ----------
Revenues
    Electronic payment processing services     $       139,184         129,361        7.6 %
    Other services                                      27,647          23,811       16.1
                                               ---------------  --------------
        Revenues before reimbursables                  166,831         153,172        8.9
    Reimbursable items                                  56,995          62,562       (8.9)
                                               ---------------  --------------
       Total revenues                                  223,826         215,734        3.8
                                               ---------------  --------------

Expenses
    Employment expenses                                 65,829          61,285        7.4
    Occupancy & equipment expenses                      43,632          41,057        6.4
    Other expenses                                      22,088          21,590        2.3
                                               ---------------  --------------
        Expenses before reimbursables                  131,549         123,932        6.1
    Reimbursable items                                  56,995          62,562       (8.9)
                                               ---------------  --------------
         Total expenses                                188,544         186,494        1.1

Equity in Income of Joint Ventures                       4,474           3,237       38.2
                                               ---------------  --------------
Operating Income                                        39,756          32,477       22.4

Other Income                                               194           1,013      (80.9)
                                               ---------------  --------------
Income before Income Taxes                              39,950          33,490       19.3

Income Taxes                                            13,036          11,475       13.6
                                               ---------------  --------------
Net Income                                     $        26,914          22,015       22.3
                                               ===============  ==============
Basic Earnings Per Share                       $          0.14            0.11       20.9
                                               ===============  ==============
Diluted Earnings Per Share                     $          0.14            0.11       20.9
                                               ===============  ==============
Dividends Declared Per Share                   $         0.015           0.015
                                               ===============  ==============
Average Common Shares Outstanding                  196,962,984     194,760,194
                                               ===============  ==============
Average Common and Common Equivalent
    Shares Outstanding                             197,723,177     195,534,087
                                               ===============  ==============
Other (in millions)
---------------------------------------
Depreciation and amortization                  $          13.8            12.8        8.2
                                               ===============  ==============

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TSYS Announces First Quarter 2002 Results
Page 5 of 6

                                      TSYS
         Financial Highlights Prior Year Restatement for Reimbursables
                                 (In thousands)


                                                                 1st Qtr        2nd Qtr        3rd Qtr        4th Qtr
                                                                   2001          2001           2001           2001            2001
                                                              --------------------------------------------------------   -----------
Revenues
    Electronic payment processing services                      $129,361        139,966        141,564        146,514        557,405
    Other services                                                23,811         21,368         19,590         22,066         86,835
                                                              --------------------------------------------------------   -----------
        Revenues before reimbursables                            153,172        161,334        161,154        168,580        644,240
    Reimbursable items                                            62,562         59,560         54,993         55,451        232,566
                                                              --------------------------------------------------------   -----------
       Total revenues                                            215,734        220,894        216,147        224,031        876,806
                                                              --------------------------------------------------------   -----------


Expenses
    Employment expenses                                           61,285         62,517         66,850         67,467        258,119
    Occupancy & equipment expenses                                41,057         43,862         41,346         43,270        169,535
    Other expenses                                                21,590         19,970         19,478         20,215         81,253
                                                              --------------------------------------------------------   -----------
        Expenses before reimbursables                            123,932        126,349        127,674        130,952        508,907
    Reimbursable items                                            62,562         59,560         54,993         55,451        232,566
                                                              --------------------------------------------------------   -----------
         Total expenses                                          186,494        185,909        182,667        186,403        741,473

Operating Income                                                  32,477         39,455         38,083         43,142        153,157


Net Income                                                      $ 22,015         25,956         25,458         29,473        102,902
                                                              ========================================================   ===========

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TSYS Announces First Quarter 2002 Results
Page 6 of 6

                                      TSYS
           Prior Year Restatement for Reimbursables and New Segments
                                 (In thousands)

                                                        First Quarter 2001                      Second Quarter 2001
                                               ------------------------------------------  -----------------------------------------
                                                Domestic-based International-based         Domestic-based International-based
                                                  Transaction    Transaction                Transaction   Transaction
                                                   Processing     Processing   Consolidated  Processing    Processing   Consolidated
                                               ------------------------------------------  -----------------------------------------

Total revenue                                       $ 213,195         2,825       216,020       216,116         5,054       221,170
Intersegment revenue                                     --            (286)         (286)           (2)         (274)         (276)
                                               ------------------------------------------  -----------------------------------------
        Revenues from external customers            $ 213,195         2,539       215,734       216,114         4,780       220,894
                                               ==========================================  =========================================
Equity in income of joint ventures                  $   2,617           620         3,237         3,938           533         4,471
                                               ==========================================  =========================================
Segment operating income                            $  38,429        (5,952)       32,477        45,535        (6,080)       39,455
                                               ==========================================  =========================================
Income tax expense                                  $  13,621        (2,146)       11,475        16,316        (2,331)       13,985
                                               ==========================================  =========================================
Net Income                                          $  25,797        (3,782)       22,015        29,828        (3,872)       25,956
                                               ==========================================  =========================================

                                                        Third Quarter 2001                      Fourth Quarter 2001
                                               ------------------------------------------  -----------------------------------------
                                                Domestic-based International-based         Domestic-based International-based
                                                  Transaction   Transaction                 Transaction   Transaction
                                                   Processing    Processing   Consolidated   Processing    Processing   Consolidated
                                               ------------------------------------------  -----------------------------------------

Total revenue                                       $ 204,074        12,309       216,383       210,213        14,099       224,312
Intersegment revenue                                       (2)         (234)         (236)           (3)         (278)         (281)
                                               ------------------------------------------  -----------------------------------------
        Revenues from external customers            $ 204,072        12,075       216,147       210,210        13,821       224,031
                                               ==========================================  =========================================
Equity in income of joint ventures                  $   4,179           424         4,603         5,252           263         5,515
                                               ==========================================  =========================================
Segment operating income                            $  40,209        (2,126)       38,083        46,981        (3,839)       43,142
                                               ==========================================  =========================================
Income tax expense                                  $  14,002          (845)       13,157        15,525        (1,251)       14,274
                                               ==========================================  =========================================
Net Income                                          $  26,783        (1,325)       25,458        31,842        (2,369)       29,473
                                               ==========================================  =========================================

                                                              2001                               First Quarter 2002
                                               ------------------------------------------  -----------------------------------------
                                                Domestic-based International-based         Domestic-based International-based
                                                  Transaction   Transaction                 Transaction   Transaction
                                                   Processing    Processing   Consolidated   Processing    Processing   Consolidated
                                               ------------------------------------------  -----------------------------------------

Total revenue                                       $ 843,598        34,287       877,885       209,152        15,073       224,225
Intersegment revenue                                       (7)       (1,072)       (1,079)           (1)         (398)         (399)
                                               ------------------------------------------  -----------------------------------------
        Revenues from external customers            $ 843,591        33,215       876,806       209,151        14,675       223,826
                                               ==========================================  =========================================
Equity in income of joint ventures                  $  15,986         1,840        17,826         4,226           248         4,474
                                               ==========================================  =========================================
Segment operating income                            $ 171,154       (17,997)      153,157        39,502           254        39,756
                                               ==========================================  =========================================
Income tax expense                                  $  59,464        (6,573)       52,891        12,930           106        13,036
                                               ==========================================  =========================================
Net Income                                          $ 114,250       (11,348)      102,902        26,884            30        26,914
                                               ==========================================  =========================================

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